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                                                                    Exhibit 21.1

                       Pivotal Corporation - Subsidiaries


                                                                    Jurisdiction of
                                                                    incorporation or
                         Name of Subsidiary                           organization
                         ------------------                         ----------------


Pivotal Corporation                                                 Washington

Pivotal Corporation Limited                                         U.K.

Pivotal Corporation France S.A. (formerly Transitif S.A.)           France

Exactium Ltd. (formerly Arad Systems Ltd.)                          Israel

Exactium Inc.                                                       Delaware

590813 British Columbia Ltd.                                        British Columbia

590822 British Columbia Ltd.                                        British Columbia

Pivotal Corporation Ireland                                         Ireland

Pivotal Technologies Corporation Limited                            Ireland

Pivotal Corporation (N.I.) Limited                                  Northern Ireland

Pivotal GmbH                                                        Germany

Simba Technologies Inc.                                             British Columbia

Simba Technologies Inc.                                             Washington State

Pivotal Corporation Australia Pty. Ltd.                             Australia